EXHIBIT 99.01

SRAX Provides Update Regarding Right to Receive Dividend

LOS ANGELES, Sept. 14 2018 – Social Reality, Inc. (NASDAQ: SRAX), a digital marketing and consumer data management and distribution technology platform company, will issue to holders of the company’s Class A common stock as well as certain holders of the company’s common stock equivalents, as of 5:00 p.m., ET, on September 17, 2018 (the “Record Date”), a dividend right as previously disclosed on September 5, 2018. Each holder will receive at no charge, a non-transferable right to receive a special dividend (also at no charge), if and when declared, consisting of such number and designation of the SRAX subsidiary BIGtoken, Inc.’s securities (“Special Dividend”) as determined by the company’s management (the “Dividend Right”) at their sole discretion. The Dividend Right will expire if the Special Dividend is not declared on or before 5:00 p.m., ET, on December 31, 2019, unless extended by the Company (the “Expiration Time”).

The Special Dividend will be an analog security, i.e., not digital, and not a cryptocurrency, and the Special Dividend is expected to be a fractional non-voting security that, if and when issued, is expected to only participate in a portion of the revenue, when and if generated, by the BIGtoken platform, and not have rights in the event of sale or liquidation of the company.  Management anticipates that the holders of the Special Dividend will initially represent approximately four percent (4%) of the aggregate participation of the revenue share and will be subject to further dilution as BIGtoken is capitalized.  For further questions regarding the Dividend Right, please contact the information agent at:

Transfer Online, Inc.™

512 SE Salmon St., Portland, OR 97214

+1 (503) 227-2950

“The data market that is estimated to be over $130 billion, and the need for reliable data is growing,” stated SRAX’s CEO and Chairman Christopher Miglino. “Throughout the digital evolution, innovation has solved problems on the internet such as fraud, the existence of fake traffic, and viewability, the guarantee that an advertisement is being seen.  The companies that solved these problems created significant value for their shareholders.  Now BIGtoken is poised solve data accuracy and legitimacy.”

Advisement

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any term or condition contained in this press release, other than the claim that the Special Dividend will be analog and not digital, nor a cryptocurrency, is made based on the Company’s information, beliefs and anticipated development as of the date hereof.  The Company reserves that right to alter, modify, or change any other term herein based on future developments.

THE DECLARATION AND ISSUANCE OF THE SPECIAL DIVIDEND IS SUBJECT TO SUBSTANTIAL STATE AND FEDERAL REGULATION AS WELL AS THE POSSIBLE APPROVAL OF ANY EXCHANGE ON WHICH THE SHARES OF SOCIAL REALITY, INC. ARE TRADED.  ACCORDINGLY, WE CAUTION ANY HOLDER THAT THE SPECIAL DIVIDEND MAY NEVER BE DECLARED AND EVEN IF DECLARED, ULTIMATELY MAY NOT BE ISSUE.  THE HOLDER IS CAUTIONED TO NOT PLACE ANY RELIANCE UPON ITS ABILITY TO RECEIVE THE SPECIAL DIVIDEND IN THE FUTURE OR THE VALUE, IF ANY, THAT SUCH SPECIAL DIVIDEND MAY HAVE.

BIG Platform

BIG Platform, built on the blockchain by SRAX, is a consumer data management and distribution system. Under development, SRAX's blockchain identification graph platform, BIG, is expected to be the first consumer-powered data marketplace where people will own, verify and sell access to their data. Through a secure blockchain platform and open source governance structure, BIG will provide everyone in the Internet ecosystem choice, transparency and compensation to manage and access verified data. Participating consumers will be rewarded, and developers will be able to build online experiences on top of the BIG Platform. The system also provides advertisers and media companies access to transparent, verified consumer data to better reach and serve audiences. SRAX's BIG Platform will improve the online experience for all interested parties.

For more information on SRAX's BIG Platform, visit www.bigtoken.com.

About SRAX

Social Reality, Inc. (NASDAQ: SRAX) is a digital marketing and consumer data management and distribution technology platform company. SRAX's technology delivers the tools to unlock data to reveal brands and content owners' core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is also developing a consumer-powered data marketplace where people will own and sell access to their data thereby providing everyone in the Internet ecosystem transparency, choice and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, as set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com